UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 13, 2019

STEELCASE INC.
(Exact Name of Registrant as Specified in Charter)

Michigan	1-13873	38-0819050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

901 44th Street SE, Grand Rapids, Michigan 49508
(Address of Principal Executive Offices) (Zip Code)

(616) 247-2710
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 2.02. Results of Operations and Financial Condition.

The Company reported its fourth quarter fiscal year 2019 results today and is furnishing the earnings release as Exhibit 99.1 attached hereto.  Members of the public are invited to listen to the Company's webcast conference call on March 20, 2019, at 8:30 a.m. Eastern time through the link at ir.steelcase.com.  A replay of the webcast will also be accessible through the Company's website.

The earnings release contains non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the condensed consolidated statements of income, balance sheets or statements of cash flows of the Company. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation within the earnings release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

The non-GAAP financial measures used within the Company's earnings release are: (1) organic revenue growth, which represents the change in revenue excluding estimated currency translation effects and the impacts of acquisitions and divestitures; and (2) adjusted earnings per share, which represents earnings per share, excluding (a) charges related to the early retirement of debt and the related income tax effects, (b) charges related to a multi-employer pension plan and the related variable compensation and income tax effects and (c) charges related to U.S. tax reform. These measures are presented because management uses this information to monitor and evaluate financial results and trends. Therefore, management believes this information is also useful for investors.

The information furnished pursuant to this Item 2.02 and Item 7.01 to this Current Report on Form 8-K (including the exhibit hereto) shall not be considered “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2019, Director P. Craig Welch, Jr. notified the Company that he intends to retire from the Company’s Board of Directors (the “Board”) when his current term ends and therefore asked that he not be nominated for re-election.  On March 14, 2019, Director David W. Joos notified the Company that he intends to retire from the Board when his current term ends and therefore asked that he not be nominated for re-election.

Mr. Welch has been a member of the Board since 1979, and Mr. Joos has been a member since 2001.  Their current terms on the Board will end at the Company’s 2019 annual shareholders’ meeting.  Both Mr. Welch and Mr. Joos have indicated that they are retiring from the Board for personal reasons and not because of any disagreement with the Company on any matter.

Item 7.01. Regulation FD Disclosure.

The Company has updated its investor presentation and will make it available on the Company's website at ir.steelcase.com.  The Company uses this presentation from time to time when Company executives interact with investors and analysts to discuss the Company's business strategies and long-term goals.

Item 9.01. Financial Statements and Exhibits.

(d) EXHIBITS.

Exhibit Number	Description
99.1	Earnings Release - Fourth Quarter Ended February 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEELCASE INC.

Date: March 19, 2019	By:	/s/ David C. Sylvester
David C. Sylvester
Senior Vice President, Chief Financial Officer
(Duly Authorized Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Earnings Release - Fourth Quarter Ended February 22, 2019